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                                                                    EXHIBIT 10.3



August 11, 1997


Stephen M. Coutts, Ph.D.
P.O. Box 675666
Rancho Santa Fe, CA  92067-5666

Dear Stephen:

Upon your countersignature below, this letter will be an agreement between you and La Jolla Pharmaceutical Company (the "Company") and will modify your existing employment arrangement.

If your employment with the Company is terminated by the Company without cause (as defined below), you will be entitled to receive from the Company a severance payment equal to your then-current base salary for a period of nine full calendar months from the date of termination.

In addition, if a change in control of the Company (as defined in the Company's 1994 Stock Incentive Plan in its form as of the date hereof) occurs and your employment with the Company or its successor is terminated by the Company or its successor without cause, then in addition to the severance payment described above, all employee stock options and other performance awards granted to you before December 31, 1997 shall automatically vest and become fully exercisable as of the date of termination of your employment, notwithstanding any vesting or performance conditions applicable thereto, and shall remain exercisable for a period of one year following the date of termination of your employment or such longer period as is provided by the plan or grant pursuant to which such options or awards were received, provided that in no case will such options or awards be exercisable beyond the duration of their original term. However, the exercise period of incentive stock options shall not be extended beyond the termination date otherwise provided by the award grant unless you elect to forego incentive stock option treatment and extend the exercise period thereof as provided herein.

"Cause" means you have (i) engaged in serious criminal activity or other wrongful conduct that has an adverse impact on the Company, (ii) disregarded instructions given to you under the authority of the Company's Board of Directors, (iii) performed services for any other period or entity (other than the Company and appropriate civic organizations), or (iv) otherwise materially breached your employment or fiduciary responsibilities to the Company.

Sincerely,

/s/ Steven B. Engle
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Steven B. Engle
Chairman & Chief Executive Officer

AGREED:

/s/ Stephen M. Coutts
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Stephen M. Coutts, Ph.D.
Executive Vice President
Research & Development

Date 8/8/97
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